UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2022

Ryerson Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34735

(Commission File Number)

26-1251524

(IRS Employer Identification No.)

227 W. Monroe St., 27th Floor, Chicago, IL 60606

(Address of principal executive offices and zip code)

(312) 292-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value, 100,000,000 shares authorized	RYI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 29, 2022 (the “Fifth Amendment Effective Date”), Ryerson Holding Corporation (the “Company”) entered into Amendment No. 5 to the Credit Agreement (the “Fifth Amendment”) by and among the Company, Joseph T. Ryerson & Son, Inc. (“JTR”), the wholly-owned subsidiary of the Company, and certain directly and indirectly wholly-owned subsidiaries of JTR as borrowers (such subsidiaries together with JTR, the “Borrowers”), certain directly and indirectly wholly-owned subsidiaries of JTR as guarantors of obligations under the Credit Agreement as amended by the Fifth Amendment (such subsidiaries and the Company, “Guarantors”), the lender parties thereto, and Bank of America, N.A. (“Bank of America”), as administrative agent and collateral agent. The Fifth Amendment amends the Credit Agreement, dated as of July 24, 2015 (as amended by the First Amendment, dated as of November 16, 2016, the Second Amendment, dated as of June 28, 2018, the Third Amendment, dated as of September 23, 2019, and the Fourth Amendment, dated as of November 5, 2020, the “Original Credit Agreement” and as further amended by the Fifth Amendment, the “Amended Credit Agreement”), by and among the Borrowers, the Guarantors, the lenders party thereto and Bank of America, as administrative agent and collateral agent. The Fifth Amendment, among other amendments, (i) increases the aggregate amount of the commitments under the Amended Credit Agreement to $1.3 billion, (ii) extends the maturity date of the Amended Credit Agreement to June 29, 2027 and (iii) modifies the loan pricing (as further described below). The Amended Credit Agreement maintains the ability to convert up to $100 million of commitments under the Amended Credit Agreement into a “first-in, last-out” subfacility (the “FILO Facility”). Subject to certain limitations, such conversion can be made from time to time (but no more than twice in the aggregate) prior to the date that is two years after the Fifth Amendment Effective Date.

Amounts outstanding under the Amended Credit Agreement bear interest at a rate determined by reference to (1) with respect to loans to U.S. Borrowers, (A) the base rate (the highest of the Federal Funds Rate plus 0.50%, Bank of America’s prime rate and one-month Term SOFR rate plus 1.00%) or (B) a Term SOFR rate and (2) with respect to loans to the Canadian Borrower, (A) the prime rate or base rate (the highest of the Federal Funds Rate plus 0.50%, Bank of America-Canada Branch’s commercial loan rate and one-month Term SOFR rate plus 1.00%), (B) a Term SOFR rate (for loans denominated in Dollars) or (C) the Canadian Dollar Offered Rate (“CDOR”) (for loans denominated in Canadian Dollars). The spread over the base rate is between 0.25% and 0.50% and the spread over the SOFR and CDOR rates is between 1.25% and 1.50%, depending on the amount available to be borrowed under the Amended Credit Agreement, and subject to SOFR and CDOR rate floors of 0%; provided that such spreads shall be reduced by 0.125% if the leverage ratio set forth in the most recently delivered compliance certificate is less than or equal to 3.50 to 1.00. The spread with respect to the FILO Facility, if any, will be determined at the time the commitments under the Amended Credit Agreement are converted into such FILO Facility. Overdue amounts during the existence of a default bear interest at 2% above the rate otherwise applicable thereto. Loans advanced under the FILO Facility may only be prepaid if all then outstanding revolving loans are repaid in full.

Pursuant to the Fifth Amendment, certain provisions, including certain negative covenant baskets, of the Amended Credit Agreement have been revised to permit greater flexibility. All other material terms of the Amended Credit Agreement remain unchanged from the Original Credit Agreement. For additional information about the terms of the Original Credit Facility, see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 29, 2015, November 16, 2016, June 29, 2018, September 27, 2019 and November 9, 2020, the relevant portions of which are incorporated herein by reference.

A copy of the Fifth Amendment, which includes the Amended Credit Agreement, is attached hereto as Exhibit 10.1 and is incorporated by reference herein. The above description of the Fifth Amendment and the Amended Credit Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the texts of the Fifth Amendment and the Amended Credit Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 8.01	Other Events.

The Company issued a press release relating to the closing of the Fifth Amendment to the Credit Agreement. That press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference as if set forth in full.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit Number	Description

10.1	Amendment No. 5, dated as of June 29, 2022 to Credit Agreement dated as of July 24, 2015, among Ryerson Holding Corporation, Joseph T. Ryerson & Son, Inc., Ryerson Canada, Inc., and each of the other borrowers and guarantors, the lenders party thereto, and Bank of America, N.A., as the administrative agent and collateral agent.

99.1	Press Release, dated June 30, 2022, issued by Ryerson Holding Corporation.

104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 29, 2022

RYERSON HOLDING CORPORATION

By:	/s/ James J. Claussen
Name: James J. Claussen
Title: Executive Vice President and Chief Financial Officer